UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2014

Date of Report (Date of earliest event reported)

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2014, Diodes Incorporated (the “Company”) issued a press release announcing its fourth quarter and fiscal 2013 financial results. A copy of the press release is attached as Exhibit 99.1.

As announced in its press release dated January 14, 2014 providing the date, time and live webcast and telephone access information, on February 11, 2014, the Company hosted a conference call to discuss its fourth quarter and fiscal 2013 financial results. A recording of the conference call has been posted on its website at www.diodes.com. A copy of the script is attached as Exhibit 99.2.

During the conference call on February 11, 2014, Dr. Keh-Shew Lu, President and Chief Executive Officer of the Company, as well as Richard D. White, Chief Financial Officer, Mark King, Senior Vice President of Sales and Marketing, and Laura Mehrl, Director of Investor Relations, made additional comments during a question and answer session. A copy of the transcript is attached as Exhibit 99.3.

In the press release and earnings conference call, the Company utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing the Company’s operating results in a manner that enables investors to more thoroughly evaluate its current performance as compared to past performance. The Company also believes these non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these non-GAAP measures for the same purpose. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from similar measures used by other companies. See Exhibit 99.1 for a description of the non-GAAP measures used.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonuses

On February 12, 2014, the Compensation Committee of the Board of Directors of the Company authorized the payment of the remaining balance of the amounts awarded for the fiscal year 2013 to the below listed named executive officers of the Company for services rendered in fiscal 2013. The total amounts awarded to executive officers for the fiscal year 2013 were adjusted to reflect (i) the actual performance of the Company as reported on its audited financial statements for the fiscal year 2013 and (ii) the actual performance of the Company’s served available market (SAM) (excluding Japan) for 2013 compared to 2012 as determined by World Semiconductor Trade Statistics.

Name	Position	Total Amount Awarded[1]	Amount Paid in 2013[1]	Amount Paid[2]
Keh-Shew Lu	President and Chief Executive Officer	$760,000	$600,000	$160,000
Richard D. White	Chief Financial Officer, Secretary and Treasurer	255,000	200,000	55,000
Mark A. King	Senior Vice President – Sales and Marketing	170,000	136,000	34,000
Edmund Tang	Vice President – Corporate Administration	165,000	129,000	35,400
Joseph Liu	Senior Vice President – Operations	195,000	156,000	39,000

Item 7.01 Regulation FD Disclosure.

The press release in Exhibit 99.1 also provides an update on the Company’s business outlook, that is intended to be within the safe harbor provided by the Private Securities Litigation Reform Act of 1995 (the “Act”) as comprising forward looking statements within the meaning of the Act.

[1]	For further information concerning the initial determination of the “Amount Awarded” and the “Amount Paid in 2013,” please see the Company’s Current Report on Form 8-K filed on December 17, 2013.
[2]

The column “Amount Paid” lists actual amounts authorized by the Committee for payment in year 2014 of the remaining balance of the fiscal year 2013 outstanding awarded amounts listed in the column “Total Amount Awarded” in the table above.

Item 8.01.	Other Events.

From time to time in fiscal 2014, the Company may give corporate presentations to its customers, suppliers and other interested parties. A copy of the Company’s 2014 corporate presentation slides is furnished herewith as Exhibit 99.4 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 11, 2014

99.2	Conference call script dated February 11, 2014

99.3	Question and answer transcript dated February 11, 2014

99.4	Corporate presentation slides for fiscal 2014

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2014	DIODES INCORPORATED

	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 11, 2014

99.2	Conference call script dated February 11, 2014

99.3	Question and answer transcript dated February 11, 2014

99.4	Corporate presentation slides for fiscal 2014